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                                                                     EXHIBIT 4.3

                       AMENDMENT NO. 1 TO LOAN AGREEMENT

     AMENDMENT NO. 1, dated as of June 30, 1998 (the "Amendment"), to the LOAN AGREEMENT, dated as of February 3, 1997 (the "Loan Agreement"), between MARTHA STEWART LIVING OMNIMEDIA LLC, a Delaware limited liability company (the "Borrower"), and NATIONSBANK, N.A. (the "Bank").

     The parties desire to amend the Loan Agreement.

     Therefore, in consideration of the premises and the agreements herein, the Borrower hereby agrees with the Bank as follows:

     1. Definitions. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

     2.   Amendments.

     (a) Section I.UU. of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "UU. "MATURITY DATE" means June 30, 1999 or such later date that is established pursuant to Section II.G."

     (b) Article IV of the Loan Agreement is hereby amended to add the following as a new Section IV.Q.:

     "Q.  YEAR 2000 REPRESENTATIONS AND WARRANTIES.

          (1) The Borrower has (i) begun analyzing the operations of the Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999): and (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. The Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.

          (2) The Borrower reasonably believes any suppliers and vendors that are material to the operations of the Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer appli-

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          expected to have a material adverse effect upon the financial condition of the Borrower.

               (3) The Borrower will promptly notify the Bank in the event the Borrower determines that any computer application which is material to the operations of the Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower."

          (c) Paragraph (3) of Section V.A. of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "(3) as soon as available, but not later than 45 days after the end of each month, an unaudited consolidated balance sheet of the Borrower as of the end of such month and a consolidated income statement and consolidated statement of earnings, operations, cash flows and members' equity for each such month, prepared in accordance with GAAP and certified (subject to normal year-end audit adjustment and the absence of footnotes) on behalf of the Borrower by the chief financial officer of the Borrower, provided, that the Borrower shall be required to comply with this paragraph (3) only during any period in which a Loan is outstanding;"

          (d) Paragraph (7) of Section V.A. of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "(7) as soon as available, but no later than 45 days after the end of each March, June, September and December of each Fiscal Year,

               (a) a summary aging schedule of the Receivables as of the last day of such month for the Borrower, and

               (b) a Borrowing Base Certificate as of the last day of such month executed by the chief financial officer of the Borrower;

     provided, that during any period in which a Loan is outstanding, the summary aging schedule and Borrowing Base Certificate described in clauses
     (a) and (b) above shall be required to be delivered to the Bank as soon as available, but not later than 45 days after the end of each month;"

          3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

          (a) The representations and warranties made by the Borrower in the Loan Agreement, as amended hereby, and in each other Loan Document to which it is a party deliv-

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ered to the Bank on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).

          (b) The Borrower has all requisite power and authority to execute, deliver and perform this Amendment and the Amended and Restated Note (as defined below) and to perform the Loan Agreement, as amended hereby.

          (c) The execution, delivery and performance by the Borrower of this Amendment and the Amended and Restated Note, and the performance by the Borrower of the Loan Agreement, as amended hereby, (i) do not and will not contravene any law or any contractual restriction binding on or affecting the Borrower or any of its properties, and (ii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, other than in favor of the Bank.

          (d) Each of this Amendment, the Amended and Restated Note and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower In accordance with its terms.

          4. Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof
(i) all references in the Loan Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the "Loan Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and all references in the Loan Documents to the "Note," "thereto," "thereof," "thereunder" or words of like import referring to the Note shall mean the amended and restated promissory note attached as Exhibit A hereto (the "Amended and Restated Note").

          5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          6. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. Amendment as Loan Document. The Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document."

          9. Effectiveness. This Amendment will become effective on the date upon which the following conditions precedent shall have been satisfied: (i) execution and delivery of


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this Amendment by the parties hereto; and (ii) the Borrower shall have executed the Amended and Restated Note and delivered it to the Bank.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.


                                   MARTHA STEWART OMNIMEDIA LLC


                                   By: /s/ Barry Pincus
                                       ---------------------------
                                       Name:  Barry Pincus
                                       Title: CFO

                                   NATIONSBANK, N.A.

                                   By: /s/ Jane R. Heller
                                       ---------------------------
                                       Name:  Jane R. Heller
                                       Title: SVP


Acknowledged and Agreed
this 30th day of June, 1998:


MARTHA STEWART, INC.


By: /s/ Barry Pincus
    ---------------------------
    Name:  Barry Pincus
    Title: Treasurer


THE MARTHA STEWART FAMILY LIMITED PARTNERSHIP


By: /s/ Martha Stewart
    ---------------------------
    Martha Stewart
    General Partner


/s/ Martha Stewart
-------------------------------
Martha Stewart


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